Exhibit 99.2
BFC Financial Corporation and Levitt Corporation Announce
Agreement to Merge
FORT LAUDERDALE, FL — January 31, 2007 — BFC Financial Corporation (NYSE Arca: BFF) and Levitt Corporation (NYSE: LEV) announced today that they have entered into a definitive merger agreement pursuant to which Levitt will become a wholly-owned subsidiary of BFC. Levitt is one of the Southeast’s premier home builders and land developers. BFC, which is a Florida-based holding company that invests in and acquires diverse operating businesses, currently owns approximately 17% of Levitt, consisting of all of Levitt’s Class B Common Stock and approximately 11% of Levitt’s Class A Common Stock.
Under the terms of the merger agreement, which has been approved by the Special Independent Committees and the Boards of Directors of both companies, holders of Levitt’s Class A Common Stock other than BFC will receive 2.27 shares of BFC Class A Common Stock for each share of Levitt Class A Common Stock they hold. Based on BFC’s closing stock price of $6.35 on January 30, 2007, the transaction values each share of Levitt’s Class A Common Stock at $14.41, which represents an approximate 32% premium over market on that date. The aggregate transaction value is presently estimated to be approximately $286 million. Levitt’s stock options and restricted stock will be converted into BFC options and restricted stock.
Alan Levan, CEO of both BFC and Levitt commented “this merger is a win-win situation for both Levitt and BFC. This tax-free transaction is intended to provide Levitt shareholders a significant market premium, while preserving their opportunity to participate in any future home building recovery. This transaction also provides Levitt additional strength and resources during a very challenging time. BFC, in turn, increases its investment in a company with a tremendous past and a bright long term future when the housing markets return to favor. It is a key addition to our portfolio of growth companies.”
Highlights for Levitt Shareholders:
•	Currently a 32% premium to Levitt’s $10.88 market value;

•	Levitt’s 63% debt-to-total capitalization ratio (as of September 30, 2006) is addressed by merging it with BFC, a financially strong parent, that has no debt at the holding company level and has access to financial resources;

•	Shareholders will receive BFC Class A Common Stock in a tax-free transaction that allows current Levitt shareholders to participate in the future homebuilding industry recovery as part of a diverse, high-quality portfolio of assets and investments;

•	The combined company will have a pro forma market capitalization of approximately $466 million; and

•	Limited business integration risks given preexisting relationships between the companies, including management overlap and BFC’s investment in Levitt since Levitt’s inception.
Additionally, the strategic benefits to BFC shareholders include:
•	Recognizing a favorable pro forma financial impact, including book value accretion of $239 million to $416 million and potential earnings upside when homebuilding improves;

•	Increasing pro forma market capitalization from approximately $228 million to approximately $466 million and increased visibility and trading liquidity for BFC’s stock; and

•	Broadening the diverse mix of BFC earnings and increasing its investment in a high quality brand with an established portfolio of companies, including:
•	Levitt and Sons, LLC — Homebuilding

•	Core Communities, LLC — Land Development

•	Bluegreen Corporation — Timeshare Operator.
A detailed presentation of the transaction’s highlights can be found in “The BFC-Levitt Transaction: Highlights and Benefits.” To view the presentation slides, access the “Investor Relations” section and click on the “Presentations” navigation link posted on each company’s respective websites at www.bfcfinancial.com and www.levittcorporation.com.
The definitive merger terms were negotiated on behalf of Levitt by a Special Committee of independent board members from Levitt. In the course of considering entering into this transaction, Levitt considered a variety of alternatives in an effort to improve its capital and liquidity position during the on-going industry downturn, including an equity rights offering and the issuance of convertible debt. The definitive merger agreement has been approved by the independent directors of both companies and by both Boards. The agreement contains certain customary representations, warranties and covenants on the part of BFC and Levitt, and the consummation of the transaction is subject to a number of customary closing and termination conditions, and the approval of both company’s shareholders. In addition to the shareholder approvals required by Florida law, the transaction will also be subject to the approval of the holders of a majority of Levitt’s Class A Common Stock voting on the transaction not including shares owned by BFC and certain other shareholders. The transaction is currently expected to close during the second quarter of 2007.
Following the consummation of the transaction, Mr. Levan will continue as CEO of BFC and Levitt, and the two company’s boards will combine and total 13 directors. George P. Scanlon, presently Chief Financial Officer of Levitt, will become Chief Financial Officer of BFC later this year when BFC’s current CFO, Glen Gilbert, begins his long-planned retirement after 27 years of exemplary and accomplished service at BFC.
Sandler O’Neill & Partners, L.P. acted as exclusive financial advisor to BFC Financial Corporation. Houlihan Lokey Howard & Zukin acted as exclusive financial advisor to Levitt Corporation’s Special Committee.
BFC and Levitt plan to hold an investor and media teleconference call and webcast on Wednesday, January 31, 2007 at 1:00 p.m. (Eastern Time).
Teleconference Call Information:
To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-991-2309. International calls may be placed to 706-643-1854. Domestic and international callers may reference PIN number 7855011.
A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. (ET), February 28, 2007. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 7855011.

Webcast Information:
Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.bfcfinancial.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or visit www.levittcorporation.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=37700. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, February 28, 2007.
Additional Information and Where to Find it:
BFC and Levitt intend to file a definitive joint proxy statement/prospectus and related materials concerning the transaction described above and furnish the definitive joint proxy statement/prospectus to their respective shareholders. Shareholders of BFC and Levitt are advised to read the joint proxy statement/prospectus when it is finalized and distributed, because it will contain important information. Shareholders of BFC and Levitt will be able to obtain a free-of-charge copy of the joint proxy statement/prospectus and other relevant documents (when available) filed with the SEC from the SEC’s web site at http://www.sec.gov. Shareholders of BFC and Levitt will also be able to obtain a free-of-charge copy of the joint proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Corporate Secretary, 2100 W. Cypress Creek Road, Ft. Lauderdale, FL 33309, or by calling 954-940-4900.
Participants in the Solicitation:
BFC, Levitt and certain of their directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the proposed transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the joint proxy statement/prospectus relating to the proposed transaction. Additional information concerning BFC’s and Levitt’s directors and executive officers is set forth in their respective proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.
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About BFC Financial Corporation:
BFC Financial Corporation (NYSE Arca: BFF) is a diversified holding company that invests in and acquires private and public companies in different industries. BFC is typically a long-term, “buy and hold” investor whose direct and indirect, diverse ownership interests span a variety of business sectors, including consumer and commercial banking; brokerage and investment banking services; homebuilding; development of master-planned communities; the hospitality and leisure sector through the development, marketing and sales of vacation resorts on a time-share, vacation club model; the restaurant and family dining business, and real estate investment banking and investment services. BFC’s current major holdings include Levitt Corporation, which includes its subsidiaries Levitt and Sons™ and Core Communities; Levitt Corporation’s 31% ownership in Bluegreen Corporation; BankAtlantic Bancorp and its subsidiaries, BankAtlantic and Ryan Holdings, Inc.; a minority interest in the renowned national restaurant chain, Benihana, Inc., and Cypress Creek Capital, a wholly-owned subsidiary.
For further information, please visit BFC’s website at: www.bfcfinancial.com.
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About Levitt Corporation:
Levitt Corporation (NYSE: LEV) is the parent company of Levitt and Sons® and Core Communities. Levitt Corporation also holds an aggregate 31% ownership interest in Bluegreen Corporation.
Levitt and Sons®, America’s first builder of planned suburban communities, is best known for creating New York’s Levittown, Long Island and has built approximately 200,000 homes over the last 77 years. Today, Levitt and Sons® develops single and multi-family home communities for active adults and families in Florida, Georgia, Tennessee, and South Carolina. A significant portion of Levitt’s strategy is to be a leader in developing communities for America’s next, big demographic wave: retirement of the baby-boom generation. These communities typically feature a wide variety of amenities, including resort style pools, fitness and athletic facilities, and grand clubhouses.
Core Communities develops master-planned communities, including its original and best known, St. Lucie West. Core Communities’ newest master-planned community is TraditionTM Florida. Now under development on Florida’s Treasure Coast in St. Lucie County, TraditionTM is an 8,200-acre community that is planned to ultimately feature up to 18,000 residences as well as a commercial town center and a world-class corporate park. Core has also begun development of TraditionTM South Carolina, an approximate 5,400-acre parcel of land located adjacent to Hilton Head Island and Bluffton, South Carolina that is planned to ultimately include up to 9,500 residences and 1.5 million square feet of commercial space.

For further information, please visit our websites:
www.LevittCorporation.com
www.LevittandSons.com
www.CoreCommunities.com
• To receive future Levitt Corporation news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.LevittCorporation.com.
Contact Info:
Who will be the contact person(s)?
Georgeson, Inc.
Donna M. Ackerly, Senior Managing Director
1 212 440 9800
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Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. These risk and uncertainties include but are not limited to the following: that the value of the BFC Class A Common Shares may decline, that the premium received by Levitt shareholders may decline; that the benefits of the transaction to either BFC, Levitt, or both may not be achieved; that risks exist related to the timing and extent of any homebuilding recovery; and that the transaction may not be consummated as contemplated or at all. All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions. BFC Financial Corporation and/or Levitt Corporation may determine not to conclude a transaction on these terms, or on any terms. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.